Exhibit 10.1

AMENDMENT #3 TO
QTS REALTY TRUST, INC.

2013 EQUITY INCENTIVE PLAN

1.              Section 4.1 of the QTS Realty Trust, Inc. 2013 Equity Incentive Plan (the “Plan”) is hereby amended to delete Section 4.1 in its entirety and replace it with the following:

“4.1                        Number of Shares Available for Awards.

Subject to adjustment as provided in Section 18, effective May 9, 2019, the number of Shares available for issuance under the Plan shall be increased by One Million, One Hundred Ten Thousand (1,110,000) Shares to a total of  Five Million, Eight Hundred Sixty Thousand (5,860,000). Subject to adjustment as provided in Section 18, the number of Shares available for issuance as Incentive Share Options shall be Five Million, Eight Hundred Sixty Thousand (5,860,000). Shares issued or to be issued under the Plan shall be authorized but unissued shares or treasury Shares or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee.”

2.              Section 6.2 of the Plan is hereby amended to delete Section 6.2 in its entirety and replace it with the following:

“6.2                         Limitation on Shares Subject to Awards and Cash Awards.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act and the transition period under Treasury Regulation Section 1.162-27(f)(2) has lapsed or does not apply:

(i)            the maximum number of Shares subject to Options or SARs that can be granted under the Plan to any person eligible for an Award under Section 6, other than an Outside Director, is four hundred fifty thousand (450,000) Shares in a calendar year;

(ii)           the maximum number of Shares that can be granted under the Plan pursuant to an Award subject to time-based vesting, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6, other than an Outside Director, is two hundred twenty-five thousand (225,000) Shares in a calendar year;

(iii)          the maximum number of Shares that can be granted under the Plan pursuant to any Performance Award to any to any person eligible for an Award under Section 6, other than an Outside Director, is seven hundred fifty thousand (750,000) Shares in a calendar year;

(iv)          notwithstanding the foregoing, the maximum number of Shares subject to Awards that can be granted under the Plan to any person eligible for an Award under Section 6, other than an Outside Director, in the calendar year that the person is first employed by the Company or its

Affiliates shall be three times the number set forth in each of paragraphs (i), (ii) and (iii) above;

(v)           the total value of the Awards granted during a single calendar year to any Outside Director (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), taken together with any cash retainers paid to such Outside Director during the calendar year, shall not exceed seven hundred fifty thousand Dollars ($750,000); provided, that in any calendar year that an Outside Director is first providing Service as an Outside Director, the foregoing limit shall be one million Dollars ($1,000,000); and

(vi)          the maximum amount that may be paid as an Annual Incentive Award in a calendar year to any person eligible for an Award, other than an Outside Director, shall be five million Dollars ($5,000,000) and the maximum amount that may be paid as a cash-settled Performance Award in respect of a performance period by any person eligible for an Award, other than an Outside Director, shall be five million Dollars ($5,000,000).

The preceding limitations in this Section 6.2 are subject to adjustment as provided in Section 18.”

3.              This Amendment shall become effective upon receipt of the necessary approval of the stockholders of QTS Realty Trust, Inc. (the “Company”) at the Company’s 2019 Annual Meeting of Stockholders.

4.              Except as set forth above, the terms of the Plan shall be unchanged.

QTS Realty Trust, Inc.

By:	/s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	Vice President, Secretary and General Counsel